UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 20, 2025

Service Corporation International
(Exact name of registrant as specified in its charter)

Texas	1-6402-1	74-1488375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1929 Allen Parkway	Houston	Texas	77019
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code	(713)	522-5141

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	SCI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement
On November 20, 2025, Service Corporation International (the “Company”) entered into a new senior unsecured credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions, as lenders, providing for a $750 million senior term loan facility, maturing in November 2030 (the “Term Loan A”), and a revolving credit facility providing for borrowings of up to $1.75 billion, with commitments expiring and loans maturing in November 2030 (the “Revolving Facility” and, together with the Term Loan A, the “Credit Agreement”).
All of the indebtedness outstanding under the Credit Agreement is guaranteed by the Company’s current and future domestic subsidiaries (other than certain excluded subsidiaries).
The loans under the Credit Agreement will bear interest per annum, at the Company’s election, equal to:
•an alternate base rate plus the applicable rate for such loans. The alternate base rate is the greatest of (a) the NYFRB Rate plus 1/2 of 1% per annum, (b) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States and (c) the Term SOFR for a one-month interest period beginning on such day plus 1.00% per annum;
•Term SOFR for the selected interest period plus the applicable rate for such loans; or
•RFR plus the applicable rate for such loans.
The applicable rate ranges from 1.25% to 2.00% for borrowings based on Term SOFR or RFR and 0.25% to 1.00% for borrowings based on the alternate base rate depending on the Company’s leverage ratio.
Customary fees are payable in respect of the Credit Agreement, including letter of credit fees and commitment fees.
The Credit Agreement includes a number of negative covenants that, among other things, limit or restrict the ability of the Company and its other subsidiaries (including the guarantors) to, subject to certain exceptions, incur additional indebtedness (including guarantees), grant liens, make investments, make dividends or distributions with respect to the Company’s capital stock, make prepayments on other indebtedness, engage in mergers or change the nature of the business of the Company or its other subsidiaries (including the guarantors). In addition, the Company is required to comply with a leverage ratio of 5.00 to 1.00 (with a step up to 5.50 to 1.00 for the three consecutive fiscal quarters ended immediately following the consummation of a qualified material acquisition).
The Credit Agreement also contains certain affirmative covenants, including financial and other reporting requirements, applicable to the Company and its other subsidiaries (including the guarantors).
A copy of the Credit Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are included with this report

Exhibit No.	Description
10.1
Credit Agreement, dated November 20, 2025, between Service Corporation International, JPMorgan Chase Bank, N.A., as administrative agent, and certain other financial institutions, as lenders party thereto

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November 20, 2025                        Service Corporation International

By: /s/ ERIC D. TANZBERGER
Eric D. Tanzberger
Executive Vice President
Chief Financial Officer